EXECUTION VERSION

Exhibit 4.103

Note and Warrant Purchase Agreement

Dated March 18, 2009

among

KongZhong Corporation,

Leilei Wang

and

Nokia Growth Partners II, L.P.

TABLE OF CONTENTS

		Page

Recitals		1
	Article I

	Purchase; Closing

1.1	Purchase	1
1.2	Closing	1
1.3	Interpretation	2

	Article II

	Representations and Warranties

2.1	Disclosure	3
2.2	Representations and Warranties of the Company	4
2.3	Representations and Warranties of the Investor	7

	Article III

	Covenants

3.1	Certain Actions by the Company	9
3.2	SEC Reports; NASDAQ Listing	10
3.3	Sales of Ordinary Shares by the Sponsor	10

	Article IV

	Additional Agreements

4.1	Commercially Reasonable Efforts	10
4.2	Conversion of Ordinary Shares	10
4.3	Expenses	10
4.4	Board Observer Rights	10
4.5	Transfers	11
4.6	Form D and Blue Sky	12
4.7	CFC	12
4.8	Public Announcements	12

	Article V

	Miscellaneous

5.1	Termination	12
5.2	Amendment	13
5.3	Waiver of Conditions	13
5.4	Counterparts and Facsimile	13

- i -

5.5	Governing Law; Submission to Jurisdiction, Etc.	13
5.6	Notices	14
5.7	Entire Agreement, Etc.	15
5.8	Definitions of “Subsidiary”, “affiliate” and “person”	15
5.9	Assignment	15
5.10	Severability	15
5.11	No Third Party Beneficiaries	15
5.12	Further Assurances	15

- ii -

LIST OF ANNEXES

ANNEX A:	FORM OF NOTE

ANNEX B:	FORM OF WARRANT

ANNEX C:	FORM OF REGISTRATION RIGHTS AGREEMENT

ANNEX D:	FORM OF LEGAL OPINION OF COMPANY’S CAYMAN ISLANDS COUNSEL

- iii -

INDEX OF DEFINED TERMS
Term	Location of Definition
ADSs	2.1(a)
affiliate	5.8(b)
Agreement	Preamble
Bankruptcy Exceptions	2.2(e)(i)
Beneficial Ownership; Beneficial Owner; Beneficially Own	2.3(c)
Board	3.1(d)
Business Day	1.3
Capitalization Date	2.2(b)
CFC	2.2(p)
Closing	1.2(a)
Closing Date	1.2(a)
Code	2.2(p)
Commission	2.1(b)
Company	Preamble
Company’s Knowledge	2.2(j)
Confidential Information	4.4(c)
Designated Courts	5.5(c)
Exchange Act	2.1(b)
GAAP	2.1(a)
Governmental Entities	1.2(c)
Hedging Transaction	4.5(c)
HKIAC	5.5(b)
Investor	Preamble
Investor Material Adverse Effect	2.3(b)(ii)
Material Adverse Effect	2.1(a)
Note	Recital A
Note Shares	2.2(c)
Observer	4.4(a)
Observer Representatives	4.4(c)
Ordinary Shares	Recital A
Permitted Transferee	4.5(b)
person	5.8(c)
Previously Disclosed	2.1(b)
Purchase	1.1
Purchased Securities	Recital A
Registration Rights Agreement	1.2(e)(iv)
Related Party Transaction	3.1(c)
SEC Reports	2.1(b)
Securities Act	Recital C
Sponsor	Preamble
Subsidiary	5.8(a)
Transaction Documents	2.1(c)
Transfer	4.5(a)
Warrant	Recital A
Warrant Shares	2.2(d)

- iv -

Note and Warrant Purchase Agreement, dated March 18, 2009 (this “Agreement”), among KongZhong Corporation, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), Leilei Wang, Chief Executive Officer of the Company (the “Sponsor”), and Nokia Growth Partners II, L.P., a Delaware limited partnership (the “Investor”).

Recitals:

WHEREAS:

A.          The Company desires to issue and sell to the Investor (i) US$6,775,400 aggregate principal amount of the Company’s Convertible Senior Note in the form set forth in Annex A hereto (the “Note”) and (ii) a warrant to purchase up to 80,000,000 ordinary shares of the Company, par value US$0.0000005 per share (“Ordinary Shares”) (such warrant, the “Warrant” and, together with the Note, the “Purchased Securities”);

B.           the Investor desires to purchase from the Company the Purchased Securities; and

C.           the Purchased Securities will be offered and sold to the Investor without being registered under the United States Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions from the registration requirements thereunder;

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article I

Purchase; Closing

1.1         Purchase.  On the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, at the Closing (as hereinafter defined), the Purchased Securities for an aggregate purchase price of  US$6,775,400 (the “Purchase”).

1.2         Closing.

(a)          On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) will take place at the offices of Sullivan & Cromwell LLP, Suite 501, Tower 1, China World Trade Center, One Jian Guo Men Wai Avenue, Beijing 100004, People’s Republic of China, at 9:30 a.m., Beijing time, on March 18, 2009 or as soon as practicable thereafter, or at such other place, time and date as shall be agreed between the Company and the Investor.  The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b)         Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.2, at the Closing, the Company will deliver the Note and the Warrant, in each case as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided for, in exchange for payment in full of the aggregate purchase price therefor by wire transfer of immediately available funds to a bank account that has been designated by the Company at least three Business Days prior to the Closing Date.

(c)          The respective obligations of each of the Investor and the Company to consummate the Purchase are subject to the fulfillment (or waiver by the Investor and the Company, as applicable) prior to the Closing of the condition that (i) any approvals or authorizations of all United States of America, People’s Republic of China and other national, state, provincial, local and other governmental or regulatory authorities (collectively, “Governmental Entities”), the absence of which would reasonably be expected to make the Purchase unlawful, shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the purchase and sale of the Purchased Securities.

(d)         The obligation of the Company to consummate the Closing is also subject to the fulfillment (or waiver by the Company) at or prior to the Closing of each of the following conditions:

(i)           (A) the representations and warranties of the Investor set forth in this Agreement shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have an Investor Material Adverse Effect and (B) the Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and

(ii)          the Investor shall have duly executed and delivered to the Company a certificate, certifying that the Investor is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

(e)          The obligation of the Investor to consummate the Closing is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

(i)           (A) the representations and warranties of the Company set forth in this Agreement shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have a Material Adverse Effect and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(ii)          the Company shall have duly executed and delivered the Note in substantially the form attached hereto as Annex A to the Investor or its designee(s);

(iii)         the Company shall have duly executed and delivered the Warrant in substantially the form attached hereto as Annex B to the Investor or its designee(s);

(iv)        the Company shall have duly executed and delivered to the Investor or its designee(s) a Registration Rights Agreement (the “Registration Rights Agreement”) in substantially the form attached hereto as Annex C; and

(v)         the Company shall have delivered to the Investor an opinion, dated as of the Closing Date, of Cayman Islands counsel for the Company as to matters under Cayman Islands law in substantially the form attached hereto as Annex D.

1.3         Interpretation.  When a reference is made in this Agreement to “Recitals”, “Articles”, “Sections” or “Annexes”, such reference shall be to a Recital, Article or Section of, or Annex to, this Agreement unless otherwise indicated.  The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation”.  No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.  All references to “US$” mean the lawful currency of the United States of America.  Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute) and to any section of any statute, rule or regulation include any successor to the section.  References to a “Business Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the City of New York, New York, United States of America, or Beijing, People’s Republic of China generally are authorized or required by law or other governmental actions to close.

Article II

Representations and Warranties

2.1         Disclosure.

(a)          “Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or financial condition of the Company and its consolidated Subsidiaries taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include the effects of (A) any facts, circumstances, events, changes or occurrences generally affecting businesses, industries and markets in which the Company or any of its Subsidiaries operates (including, without limitation, changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States of America or other markets), companies engaged in such businesses, industries or markets or the economy, including effects on such businesses, industries, markets or economy resulting from any regulatory or political conditions or developments, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, (B) changes or proposed changes to generally accepted accounting principles in the United States of America (“GAAP”) and/or changes or proposed changes in International Financial Reporting Standards and/or other relevant accounting standards, (C) changes or proposed changes in securities or other laws of general applicability or related policies or interpretations of Governmental Entities, (D) changes in the market price or trading volume of the American Depositary Shares of the Company (the “ADSs”) or any other equity, equity-related or debt securities of the Company, (E) the disclosure or consummation of the transactions contemplated by the Transaction Documents or (F) any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable laws relating to the Transaction Documents or the transactions contemplated thereby; or (ii) the ability of the Company timely to consummate the Purchase and the other transactions contemplated by the Transaction Documents.

(b)          “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2007 or its other reports and forms filed with the United States Securities and Exchange Commission (the “Commission”) (such reports and forms, the “SEC Reports”) under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after December 31, 2007 but prior to the date hereof.

(c)          Each party acknowledges that it is not relying upon any representation or warranty not set forth in the Transaction Documents.  The Investor acknowledges that it has had an opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries, including an opportunity to ask such questions of management (for which it has received such answers) and to review such information maintained by the Company, in each case as the Investor considers sufficient for the purpose of making the Purchase.  The Investor further acknowledges that it has had such an opportunity to consult with its own counsel, financial and tax advisors and other professional advisors as it believes is sufficient for purposes of the Purchase.  For purposes of this Agreement, the term “Transaction Documents” refers collectively to this Agreement, the Note, the Warrant and the Registration Rights Agreement, in each case, as amended, modified or supplemented from time to time in accordance with their respective terms.

2.2         Representations and Warranties of the Company.  Except as Previously Disclosed, the Company represents and warrants to the Investor that as of the date hereof:

(a)          Organization, Authority and Subsidiaries.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, with corporate power and authority to own its properties and conduct its business in all material respects as currently conducted, and, except as has not had or would not be reasonably likely to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification.  Each Subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, except that Wukong Shentong Search Co., Ltd. and Anjian Xingye Technology (Beijing) Company Limited are in the process of being dissolved and liquidated.

(b)         Capitalization.  The authorized share capital of the Company consists of 1,000,000,000,000 Ordinary Shares, of which, as of December 31, 2008 (the “Capitalization Date”), 1,443,156,120 Ordinary Shares were issued and outstanding (it being understood that the number of 1,443,156,120 includes (i) 13,286,920 Ordinary Shares which the Company had agreed to repurchase pursuant to its share repurchase program and were in the process of being cancelled and of which such cancellation had not yet been reflected in the Register of Members of the Company as of December 31, 2008, and (ii) 13,321,960 Ordinary Shares held by Citi (Nominees) Limited as of December 31, 2008 for future exercise of stock options and vesting of restricted share units under the Company’s equity incentive plans).  The issued and outstanding Ordinary Shares have been duly authorized and are validly issued as fully paid and non-assessable (meaning that no further sums are payable to the Company on such shares), and are not subject to any preemptive rights under Cayman Islands law or the Memorandum and Articles of Association of the Company.

(c)          The Note and the Note Shares.  The Note has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company in accordance with their terms, and the Ordinary Shares issuable upon conversion of the Note (the “Note Shares”) have been duly authorized and when issued upon conversion of the Note in accordance with the terms of the Note will be validly issued, fully paid and non-assessable.

(d)         The Warrant and the Warrant Shares.  The Warrant has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company in accordance with its terms, and the Ordinary Shares issuable upon exercise of the Warrant (the “Warrant Shares”) have been duly authorized and when issued upon exercise of the Warrant against payment therefor in accordance with the terms of the Warrant will be validly issued, fully paid and non-assessable.

(e)          Authorization, Enforceability.

(i)           The Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company in connection herewith and therewith.  This Agreement and the other Transaction Documents are or will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(ii)          The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary under any of the terms, conditions or provisions of (A) its memorandum of association or articles of association, as amended and restated, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which the Company or any Subsidiary is a party or by which it or any Subsidiary may be bound, or to which the Company or any Subsidiary or any of the properties or assets of the Company or any Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, rule or regulation or any judgment, ruling, order, writ, injunction, business license, decree or other regulatory restriction applicable to the Company or any Subsidiary or any of their respective properties or assets except for those occurrences that, individually or in the aggregate, have not had and would not be reasonably likely to have a Material Adverse Effect.

(iii)        Other than the filing of any report on Form 6-K or Form D or annual report on Form 20-F required to be filed with the Commission and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Purchase except for any such notices, filings, exemptions reviews, authorizations, consents and approvals the failure of which to be made or obtained would not be reasonably likely to have a Material Adverse Effect.

(f)           Company Financial Statements.

(i)           The consolidated financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference in the SEC Reports filed prior to the Closing, present fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and such financial statements were prepared in conformity with GAAP applied on a consistent basis (except as may be noted therein).

(ii)          Deloitte Touche Tohmatsu CPA Ltd. is an independent registered public accounting firm of the Company as required by the Exchange Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board.

(g)          No Material Adverse Effect.  Since the most recent SEC Report, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect.

(h)         Reports.

(i)           Since December 31, 2007, the Company has complied in all material respects with the filing requirements of Sections 13(a) and 15(d) of the Exchange Act.

(ii)          The SEC Reports filed by the Company prior to the Closing, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(iii)         The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and rules and regulations of the Commission with respect thereto as in effect at the time of filing.

(i)           No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act in connection with the offer and sale of the Purchased Securities.

(j)           No Material Misstatements; No Violation.  To the Company's Knowledge, no representation or warranty by the Company or its Subsidiaries in Section 2.2 of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make any statement in any such representation or warranty not misleading.  “Company’s Knowledge” means the actual knowledge, after due inquiry, of the Sponsor and Jay Chang, Chief Financial Officer of the Company, as of the date hereof.  Except as set forth in the SEC Reports, each of the Company and its Subsidiaries has complied in all material respects with each, and is not in violation in any material respect of any, applicable law, rule or regulation to which the Company or any such Subsidiary or its respective business, operations, assets or properties is or has been subject and no event has occurred and no circumstance exists that constitutes a violation of, conflict with or failure on the part of the Company or any of its Subsidiaries to comply with, any law, rule or regulation, except for any such violations, conflicts or failures to comply that individually or in the aggregate, have not had and would not be reasonably likely to result in a Material Adverse Effect.

(k)          Office of Foreign Assets Control.  Neither the Company nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(l)           Foreign Corrupt Practices.  Neither the Company, nor, to the Company’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company, in the course of actions for, or on behalf of, the Company (i) is using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) is making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) is making any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(m)         Form F-3. The Company is eligible to use Form F-3 to register securities under the Securities Act.

(n)         NASDAQ. The Company has satisfied the qualitative listing requirements for foreign private issuers pursuant to Rule 4350(a) of the NASDAQ Marketplace Rules.  The Company has not received any notice from the NASDAQ Global Select Market on which the Company’s ADSs have been listed to the effect that the Company is not in compliance with its listing or maintenance requirements.

(o)         Investment Company.  The Company is not, and is not an affiliate of, an “investment company” or controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p)         CFC Representation.  The Company was not a “Controlled Foreign Corporation” (“CFC”) as defined in the United States Internal Revenue Code of 1986, as amended (the “Code”), for the tax year ended December 31, 2008.

2.3         Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that as of the date hereof:

(a)          Organization.  The Investor has been duly organized and is validly existing as a limited partnership under the laws of Delaware.

(b)          Authorization, Enforceability.

(i)           The Investor has the power and authority, corporate or otherwise, to execute and deliver this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investor, and no further approval or authorization is required on the part of the Investor or any other party for such authorization to be effective.  This Agreement and the Registration Rights Agreement are or will be valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions.

(ii)          The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby and compliance by the Investor with any of the provisions hereof and thereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of such Investor under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its properties or assets except for those occurrences that, individually or in the aggregate, have not had and would not be reasonably likely to have an Investor Material Adverse Effect.  “Investor Material Adverse Effect” means a material adverse effect on the ability of the Investor to consummate the Purchase and the other transactions contemplated by the Transaction Documents.

(iii)         Other than such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Investor in connection with the consummation by the Investor of the Purchase except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not be reasonably likely to have an Investor Material Adverse Effect.

(c)          Ownership.  The Investor is not the Beneficial Owner of (i) any Ordinary Share or (ii) any securities or other instruments representing the right to acquire any Ordinary Share.  The Investor does not have a formal or informal agreement, arrangement or understanding with any person (other than the Company) to acquire, dispose of or vote any securities of the Company.  “Beneficial Ownership” shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act, including the provision that any member of a “group” shall be deemed to have Beneficial Ownership of all securities Beneficially Owned by other members of the group, and except that the exclusion in Rule 13d-3(d)(1)(i) for rights to acquire securities that are not exercisable “within 60 days” shall not apply.  “Beneficial Owner” and “Beneficially Own” shall have conforming definitions.

(d)          Purchase for Investment.  The Investor acknowledges that the Purchased Securities, the Note Shares and the Warrant Shares have not been registered under the Securities Act or under any state securities laws.  The Investor (i) is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act solely for investment purposes for its own account with no present intention to distribute them to any person in violation of the Securities Act or any applicable state securities laws, (ii) will not sell or otherwise dispose of any of the Purchased Securities, the Note Shares or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable state securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of making the Purchase, (iv) is able to bear the economic risk of the Purchase and at the present time is able to afford a complete loss of such investment and (v) is an “accredited investor” (as that term is defined by Rule 501 of Regulation D under the Securities Act), whose sole limited partner is a controlled affiliate of Nokia Corporation.

(e)          Legend.  The Investor agrees that all certificates or other instruments representing the Purchased Securities, the Note Shares and the Warrant Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.  THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A NOTE AND WARRANT PURCHASE AGREEMENT, DATED MARCH 18, 2009, AMONG THE ISSUER OF THESE SECURITIES, THE SPONSOR AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER.  THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

In the event that (i) any Purchased Securities, Note Shares or Warrant Shares become registered under the Securities Act or (ii) the Note Shares or the Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall issue new certificates or other instruments representing such Purchased Securities, Note Shares or Warrant Shares, which shall not contain such portion of the above legend that is no longer applicable; provided that the Investor surrenders to the Company the previously issued certificates or other instruments.

 (f)         U.S. Federal Tax Treatment. The Investor is a limited partnership which has not made an election under United States Treasury Regulation 301.7701-3 to be treated as an association taxable as a corporation for United States Federal tax purposes.

To the extent the Investor transfers its rights to the Permitted Transferee at or prior to the Closing, the representations and warranties in Sections 2.3(a), (b), (d) and (e) shall be deemed to also be made by the Investor in respect of the Permitted Transferee and the representation and warranty in Section 2.3(c) shall be deemed to be made in respect of the Investor and the Permitted Transferee collectively.

Article III

Covenants

3.1         Certain Actions by the Company.  From the date of the Closing, as long as the Investor (i) holds the Note or the Warrant and (ii) maintains ownership of an aggregate amount of not less than 78,000,000 Ordinary Shares comprised of the Note Shares and/or the Warrant Shares or such Ordinary Shares into which the Note then held by the Investor is convertible and for which the Warrant held by the Investor is exercisable, the Company shall not, without prior written consent of the Investor:

(a)         change the terms of the Note or the Warrant;

(b)         (i) authorize or issue any security senior to or pari passu with the Note (including any security convertible into, exercisable for or exchangeable for any such security) or any security senior to the Ordinary Shares (including any security convertible into, exercisable for or exchangeable for any such security); (ii) enter into any agreement for indebtedness, including guarantees and like contingent obligations or (iii) authorize or issue any Ordinary Shares (including any security convertible into, exercisable for or exchangeable for Ordinary Shares) for an amount less than US$0.125 per Ordinary Share (or US$5 per ADS), such that the amounts of securities or obligations described in (i), (ii) and (iii) above would exceed US$10,000,000, either individually or in the aggregate;

(c)         engage in any Related Party Transaction.  For purposes herein, a “Related Party Transaction” means a transaction between the Company or any of its Subsidiaries and (i) any shareholder of the Company that (A) owns of record, as reflected in the Register of Members of the Company, or (B) owns beneficially, as reflected in disclosure on Schedules 13D or 13G filed with the Commission in accordance with Section 13(d) of the Exchange Act, 5% or more of the voting shares of the Company, (ii) any executive officer of the Company, (iii) any director of the Company or (iv) any affiliate of either the Company or any such shareholder, executive officer or director, in each case other than any transaction in the ordinary course of business of the Company; or

(d)         make any recommendation to the Company’s shareholders or take other actions through its Board of Directors (the “Board”) that would materially and adversely affect the rights of the Investor under the terms of the Purchased Securities (or the Ordinary Shares issuable upon the conversion or exercise thereof), subject to applicable laws, including laws governing the fiduciary duties of the Board, and the articles of association and the memorandum of association of the Company.  For the avoidance of doubt, administrative actions, including the preparation and distribution of proxy materials, will not be deemed a breach of this covenant.

3.2         SEC Reports; NASDAQ Listing.  For so long as the Investor continues to hold the Purchased Securities, the Company shall file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to the Exchange Act.  For so long as the Investor continues to hold the Purchased Securities, the Company shall use its reasonable best efforts to maintain the listing of its ADSs on the NASDAQ Global Market.

3.3         Sales of Ordinary Shares by the Sponsor.  Until the earlier of (i) October 1, 2011 and (ii) such time as the Investor ceases to hold any Purchased Securities, the Sponsor shall not sell any Ordinary Shares that are held by the Sponsor as of the date of this Agreement without the prior written consent of the Investor.

Article IV

Additional Agreements

4.1         Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Purchase as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

4.2         Conversion of Ordinary Shares.  The Company shall use its reasonable best efforts to assist in a timely manner the Investor in any conversions of such Investor’s Note Shares and Warrant Shares into ADSs.

4.3         Expenses.  Within 30 Business Days following the Closing, the Company will pay or reimburse all reasonable fees, charges and out-of-pocket expenses of (i) legal counsel engaged by the Investor in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and (ii) the security review firm engaged by the Investor, up to a maximum aggregate amount of US$50,000, to the extent evidenced by written invoices of sufficient detail and clarity.

4.4         Board Observer Rights.  (a)    From the date of the Closing and until such time as the Investor ceases to maintain ownership of an aggregate amount of not less than 31,200,000 Ordinary Shares comprising the Note Shares, Warrant Shares and such Ordinary Shares into which the Note then held by the Investor are convertible and for which the Warrant held by the Investor is exercisable (in each case, as adjusted for share splits, share dividends, combinations and recapitalizations), the Investor shall be entitled to appoint one representative to attend meetings of the Board as a non-voting observer (the “Observer”).  The Company will give the Observer written notice of each meeting of the Board at the same time and in the same manner as notice is given to the members of the Board and shall provide the Observer with copies of all minutes, consents and other materials that it provides to the members of the Board at the same time and in the same manner as such materials are given to the members of the Board. Notwithstanding any other right granted under Section 4.4, the Company reserves the right to exclude the Observer from access to any material or meeting or portion thereof if the Company believes on the advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege.

(a)          The Observer shall agree to comply with the insider trading policies of the Company and all applicable insider trading laws and to maintain the confidentiality of all confidential information furnished to the Observer by the Company or otherwise obtained by the Observer in respect of any business transacted by the Board, whether oral, written or electronic, together with any reports, analyses, compilations, memoranda, notes and any other written or electronic materials prepared by the Observer or by the Observer’s Representatives (as defined below) that contain, reflect or are based upon such information (collectively, “Confidential Information”).  Confidential Information may be disclosed to any general partners, counsel, financial advisors, consultants and other representatives of the Observer (“Observer Representatives”), provided that the Observer shall be liable for any disclosure by any Observer Representative that is not permitted by this Section 4.4.  The term “Confidential Information” does not include information that (i) is or becomes publicly available other than as a result of a disclosure by the Observer or by any of the Observer Representatives in violation of this Section 4.4, (ii) is already in the Observer’s or any Observer Representative’s possession, provided that such information is not known by the Observer or any such Observer Representative, as the case may be, to be subject to any legal or contractual obligation of confidentiality owed to the Company, (iii) is or becomes available to the Observer or any Observer Representatives on a non-confidential basis from a source other than the Company, provided that such source is not known by the Observer or any such Observer Representatives, as the case may be, to be subject to any legal or contractual obligation to the Company to keep such information confidential, or (iv) is independently developed by the Observer or on the Observer’s behalf without violating any of the Observer’s obligations under this Section 4.4.

4.5         Transfers.

(a)          The Investor shall not, without the prior written consent of the Company, directly or indirectly transfer, sell, contract to sell, assign, pledge, convey, lend, hypothecate, grant any option to purchase, purchase any option to sell, make any short sale or otherwise encumber or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any of the Purchased Securities.  Each transaction referenced in this clause is herein called a “Transfer”.  Exercise of the Warrant for Warrant Shares in accordance with the terms of the Warrant and conversions of the Note for Note Shares in accordance with the terms of the Note shall not be deemed Transfers.

(b)         Notwithstanding the foregoing, Section 4.5(a) shall not prevent the Investor from transferring any or all of the Purchased Securities, at any time, to Nokia Corporation (the “Permitted Transferee”), but only if the Permitted Transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement as applicable to the Investor (including these transfer restrictions); provided further that no such Transfer shall relieve the Investor of its obligations under the Transaction Documents.  The Investor shall provide written notice to the Company of any Transfer of Purchased Securities to the Permitted Transferee within 30 calendar days after such Transfer.

(c)          For the avoidance of doubt, without the prior written consent of the Company, neither the Investor nor the Permitted Transferee may at any time engage in any Hedging Transaction with respect to any of the Purchased Securities, the Note Shares or the Warrant Shares.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option, swap or other derivative transaction whether settled in cash or securities) to obtain a “short” or “put equivalent position” with respect to the Ordinary Shares.

(d)         The Purchased Securities are, and the Note Shares and the Warrant Shares will be when issued, restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act.  Accordingly, the Investor shall not, directly or through others, offer or sell any Purchased Securities, Note Shares or Warrant Shares except pursuant to a registration statement or an exemption from registration under the Securities Act, if available.  Prior to any Transfer of the Purchased Securities, Note Shares or Warrant Shares, the Investor shall notify the Company of such Transfer (it being understood that the notification of any sale of Note Shares and/or Warrant Shares pursuant to an effective registration statement shall be made in accordance with Section 2(b) of the Registration Rights Agreement).  With respect to any such Transfer (other than pursuant to an effective registration statement), the Company may require the Investor to provide, prior to such Transfer, such evidence that the Transfer will comply with the Securities Act (including written representations and an opinion of counsel) as the Company may reasonably request.  The Company may impose stop-transfer instructions with respect to any securities that are to be transferred in contravention of this Agreement.

(e)          The Investor may at any time, subject to applicable laws, request in writing that the Company exchange any outstanding Purchased Securities for convertible senior notes and warrants of one of the Company’s wholly owned entities in the People’s Republic of China (i) of equivalent value as and (ii) with terms substantially similar to, in each of (i) and (ii) those of the Purchased Securities then outstanding.  Subject to applicable laws, upon receiving a request from the Investor, the Company shall effect such exchange as soon as practicable.

4.6         Form D and Blue Sky .  The Company shall file a report on Form D with respect to the Purchased Securities if required to do so pursuant to Regulation D under the Securities Act and shall notify the Investor promptly after such filing.  The Company shall take such action as the Company shall reasonably determine to be necessary in order to obtain an exemption for or to qualify the Purchased Securities for sale to the Investor pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States.

4.7         CFC.  The Company shall make due inquiry with its tax advisors on an annual basis regarding the Company’s status as a CFC and regarding whether any portion of the Company’s income is “subpart F income” (as defined in Section 952 of the Code).  No later than 60 calendar days following the end of a taxable year in which the Company becomes a CFC, the Company shall inform the Investor of its status as a CFC.

4.8         Public Announcements.   No press release or other public announcement in respect of this Agreement or the transactions contemplated hereby that includes the name of the Investor shall be issued or made by the Company or its affiliates without the consent of the Investor (which consent shall not be unreasonably withheld, conditioned or delayed), except for any such press release or other public announcement as the Company may determine in good faith is required to be issued or made by it or any of its affiliates by applicable law, in which case the Company, shall use its commercially reasonable efforts to allow the Investor reasonable time under the circumstances to comment on such press release or other public announcement in advance of such issuance or making.

Article V

Miscellaneous

5.1         Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)         by either the Investor or the Company if the Closing shall not have occurred by the thirtieth calendar day following the date of this Agreement;  provided, however, that in the event the Closing has not occurred by such thirtieth calendar day, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such thirtieth calendar day and not be under any obligation to extend the term of this Agreement; provided, further, that the right to terminate this Agreement under this Section 5.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such thirtieth calendar day;

(b)         by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c)         by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section 5.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto, except that nothing herein shall relieve either party from liability for any breach of this Agreement.

5.2         Amendment.  No amendment of any provision of this Agreement will be effective unless made in writing and signed by a duly authorized officer or representative of each party hereto.

5.3         Waiver of Conditions.  The conditions to each party’s obligation to consummate the Purchase are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable laws.  No waiver will be effective unless it is in a writing signed by a duly authorized officer or representative of the waiving party that makes express reference to the provision or provisions subject to such waiver.

5.4         Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.5         Governing Law; Submission to Jurisdiction, Etc.

(a)         This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

(b)         Each of the parties hereto agrees all disputes arising among the parties in connection with the Transaction Documents, or the breach, termination, interpretation or validity thereof, shall be finally settled by the Hong Kong International Arbitration Centre (the “HKIAC”) pursuant to UNCITRAL Rules with the Company, on the one hand, being entitled to designate one arbitrator, and with the Investor, on the other hand, being entitled to designate one arbitrator, while the third arbitrator will be selected by agreement between the two designated arbitrators or, failing such agreement, within 10 calendar days of initial consultation between the two arbitrators, by the HKIAC pursuant to its arbitration rules.  If any party fails to designate its arbitrator within 20 calendar days after the designation of the first of the three arbitrators, the HKIAC shall have the authority to designate any person whose interests are neutral to the parties as the second of the three arbitrators.  The arbitration shall be conducted in English.  To the extent consistent with UNCITRAL rules, each of the parties hereto shall cooperate with the others in provision of information during any discovery process relating to arbitrations in connection with the Transaction Documents.  The parties hereto further agree that, to the extent consistent with UNCITRAL rules, the parties shall be entitled to seek temporary and permanent injunctive relief from the arbitrators without the necessity of proving actual damages and without posting a bond or other security.

(c)         Notwithstanding the provisions of Section 5.5(b) above, each party hereto agrees, and the Investor shall procure the Observer to agree, that it shall bring any action or proceeding in respect of any claim arising out of or related to the provisions under Section 4.4(c) of this Agreement, and the corresponding confidentiality agreements or provisions in any subsequent agreements among the parties relating to the Observer’s rights, exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in New York City (the “Designated Courts”), and solely in connection with such claim (i) irrevocably submits to the non-exclusive jurisdiction of the Designated Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Designated Courts and (iii) waives any objection that any of the Designated Courts is an inconvenient forum or does not have jurisdiction over any party hereto.

(d)         Each of the parties hereto agrees that notice may be served upon such party at the address and in the manner set forth for such party in Section 5.6.

(e)         To the extent permitted by applicable laws, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents or the transactions contemplated hereby or thereby.

5.6         Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next-day courier service.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(A) If to the Investor:

Nokia Growth Partners II, L.P.
c/o N.G. Partners II, L.L.C., its general partner
545 Middlefield Road, Suite 210
Menlo Park, CA 94025
United States of America
Attention: John Gardner
Facsimile: (+1-650) 462-7252

with a copy to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
1200 Seaport Boulevard
Redwood City, CA 94063
United States of America
Attention: Brian C. Patterson
Facsimile: (+1-650) 321-2800

(B) If to the Company:

KongZhong Corporation
35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing 100044
People’s Republic of China
Attention: Chief Financial Officer
Facsimile: (+86-10) 8857-5891

with a copy to:

Sullivan & Cromwell LLP
Suite 501, Tower 1
China World Trade Center
One Jian Guo Men Wai Avenue
Beijing 100004
People’s Republic of China
Attention: Robert Chu
Facsimile: (+86-10) 5923-5950

5.7         Entire Agreement, Etc.  This Agreement (including the Annexes hereto) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

5.8         Definitions of “Subsidiary”, “affiliate” and “person”.  (a)        Unless otherwise stated, when a reference is made in this Agreement to a Subsidiary of a person, the term “Subsidiary” means those entities of which such person owns or controls more than 50% of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent, including as of the date hereof KongZhong Information Technologies (Beijing) Co., Ltd. and KongZhong China Co., Ltd.

(b)         The term “affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c)         The term “person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Entities or other entity.

5.9         Assignment.  Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (i) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale or (ii) an assignment by Investor in accordance with Section 4.5(b) hereof.

5.10       Severability.  If any provision of this Agreement or a Transaction Document, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.11       No Third Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company, the Sponsor and the Investor (and the Permitted Transferee or other transferee to which an assignment is made in accordance with this Agreement), any benefits, rights, or remedies.

5.12       Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

*           *           *

In Witness Whereof, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

KONGZHONG CORPORATION

By:	/s/ Leilei Wang
	Name:	Leilei Wang
	Title:	CEO of the Company

LEILEI WANG

By:	/s/ Leilei Wang
	Name:	Leilei Wang
	Title:	CEO of the Company

NOKIA GROWTH PARTNERS II, L.P.

By:	N.G. Partners II, L.L.C.

/s/ John Gardner
	Name:	John Gardner
	Title:	Managing Member

ANNEX A: FORM OF NOTE

(Face of Note)

THE NOTE REPRESENTED BY THIS INSTRUMENT (THIS “NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.  THIS NOTE IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A NOTE AND WARRANT PURCHASE AGREEMENT, DATED MARCH 18, 2009, AMONG THE ISSUER OF THESE SECURITIES, THE SPONSOR AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER.  THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

KONGZHONG CORPORATION

Adjustable Rate Convertible Senior Note Due 2014

US$6,775,400

KongZhong Corporation, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), for value received, hereby promises to pay to Nokia Growth Partners II, L.P., or its Permitted Transferee (the “Holder”), the principal sum of SIX MILLION SEVEN HUNDRED SEVENTY FIVE THOUSAND FOUR HUNDRED United States Dollars (US$6,775,400) upon presentation and surrender of this Note on March 18, 2014, and to pay interest at the times and rates specified on the reverse of this Note until the principal hereof is paid or made available for payment.  Payment of the principal and interest of this Note shall be made to the Holder of this Note specified in the register of securities by wire transfer of immediately available funds to an account designated by the Holder in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Company the right to redeem this Note on certain terms and giving the Holder of this Note the right to convert this Note into Ordinary Shares and the right to require the Company to accelerate payment on this Note upon certain events, in each case on the terms and subject to the limitations referred to on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

****************

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: March __, 2009

KONGZHONG CORPORATION

By:
Authorized Signatory

Attest:
Authorized Signatory

(Reverse of Note)

This Note evidences a duly authorized issue of securities of the Company, designated as its Adjustable Rate Convertible Senior Note Due 2014, in an aggregate principal amount of US$6,775,400 (the “Principal Amount”), issued under and pursuant to a Note and Warrant Purchase Agreement, dated as of March 18, 2009 (the “Purchase Agreement”), among the Company, Leilei Wang, as the Sponsor, and Nokia Growth Partners II, L.P., as the Investor, to which Purchase Agreement and all amendments thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holder of this Note.

The indebtedness evidenced by this Note is unsecured and unsubordinated indebtedness of the Company and ranks equally with the Company’s other unsecured and unsubordinated indebtedness.

1.	Form and Denomination. This Note shall only be represented by one certificate with a denomination equal to the Principal Amount.

2.
Payment of Interest.  Until the Principal Amount is paid, or deemed to be paid, in full (whether at maturity, or by redemption, acceleration, conversion or cancellation), any outstanding portion of the Principal Amount of this Note that has not been repaid, redeemed, accelerated, converted or cancelled shall bear interest at a rate per annum as set forth below.

(a)           Initial Interest Rate.  For the period commencing and including March 18, 2009 and ending and including December 31, 2009, the applicable interest rate shall be 8% per annum, compounded annually on the outstanding portion of the Principal Amount and any accrued and unpaid interest that is overdue.

(b)           Adjusted Interest Rate.  For the fiscal year commencing January 1, 2010 and each fiscal year thereafter, so long as the Company is not in material breach of any of the covenants set forth in Article III of the Purchase Agreement, the applicable interest rate shall be as set forth below (the “Adjusted Interest Rate”) in accordance with the Earning/Debt Ratio achieved by the Company in respect of the immediately preceding fiscal year:

(i)
The Adjusted Interest Rate for a given fiscal year shall be 6% per annum, compounded annually on the outstanding portion of the Principal Amount and any accrued and unpaid interest that is overdue, if the Company achieves an Earning/Debt Ratio equal to or greater than 2.1 in respect of the preceding fiscal year;

(ii)
The Adjusted Interest Rate for a given fiscal year shall be 7% per annum, compounded annually on the outstanding portion of the Principal Amount and any accrued and unpaid interest that is overdue, if the Company achieves an Earning/Debt Ratio equal to or greater than 1.5 but less than 2.1 in respect of the preceding fiscal year; and

(iii)
The Adjusted Interest Rate for a given fiscal year shall be 8% per annum, compounded annually on the outstanding portion of the Principal Amount and any accrued and unpaid interest that is overdue, if the Company achieves an Earning/Debt Ratio of less than 1.5 in respect of the preceding fiscal year;

“Earning/Debt Ratio” in respect of any given fiscal year means the quotient of (w) Adjusted Net Income for such fiscal year, divided by (x) the outstanding portion of the Principal Amount as of December 31 of such fiscal year.

“Adjusted Net Income” in respect of any given fiscal year means the sum of (y) the net income of the Company, as reflected in the audited consolidated statement of operations of the Company for such fiscal year and (z) any interest, expenses and charges associated with this Note and any expenses and charges associated with the Warrant incurred or accrued during such fiscal year.  Prior to June 30 of each year until the Principal Amount is paid or deemed to be paid (whether at maturity, by redemption, acceleration, conversion or cancellation), the Company will provide the Holder with information regarding (i) the amount of any such interest, expenses and charges associated with this Note, (ii) the amount of any such expenses and charges associated with the Warrant and (iii) the resulting Adjusted Net Income for the applicable fiscal year.

(c)           Manner of Payment.  Accrued and unpaid interest shall be paid on the following basis (each date on which an interest payment is to be made being referred to herein as an “Interest Payment Date”):

(i)	any unpaid interest accrued on any outstanding portion of the Principal Amount during the period March 18, 2009 through June 30, 2009 shall be paid on July 15, 2009;

(ii)
any unpaid interest accrued on any outstanding portion of the Principal Amount during the period July 1 through December 31 of any given fiscal year commencing January 1, 2009 and each fiscal year thereafter shall be paid on January 15 of the following fiscal year;

(iii)
any unpaid interest accrued on any outstanding portion of the Principal Amount during the period January 1 through June 30 of any given fiscal year commencing January 1, 2010 and each fiscal year thereafter shall be paid on July 15 of such fiscal year; and

(iv)
notwithstanding clauses (i), (ii) and (iii) above in this Section 2(c), any unpaid interest accrued on any outstanding portion of the Principal Amount that is to be repaid (whether at maturity, or by redemption, acceleration, conversion or cancellation) as of a given date shall be paid on such date.

(d)           Day Count Convention. Interest on this Note will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed during that month.

3.
Conversion.  (a)     Subject to and in compliance with the provisions hereof, the Holder has the right, at any time prior to such time as the Principal Amount is paid or deemed to be paid (whether at maturity, by redemption, acceleration, conversion or cancellation), to convert the outstanding Principal Amount, or a portion thereof, into that number of Ordinary Shares (“Conversion”), obtained by dividing the outstanding Principal Amount of this Note, or portion thereof to be converted, by the conversion price of US$0.08915 (the “Conversion Price”), as adjusted from time to time in accordance with the provisions hereof, upon surrender of this Note, together with the delivery of a Conversion Notice in the form attached hereto as Exhibit A, to the principal executive office of the Company located at 35th Floor, Tengda Plaza,  No.168 Xizhimenwai Street, Beijing 100044, People’s Republic of China (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder).  The Holder may exercise such right of Conversion, on each of up to three occasions, such that the portion of the outstanding Principal Amount of the Note to be converted on each occasion is not less than US$1,783,000.

(b)             If the Holder on any occasion selects to convert less than the total Principal Amount of this Note then outstanding, the Holder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding five Business Days after the date on which such portion of outstanding Principal Amount has been duly converted in accordance with the terms of this Note, a new note, substantially in form of this Note, for that amount of the Principal Amount equal to the difference between the Principal Amount outstanding prior to such Conversion and the portion of the Principal Amount that was so converted into Ordinary Shares.

(c)             Adjustments and Other Rights.  The Conversion Price shall be subject to adjustment from time to time as follows; provided, that if more than one clause of this Section 3(c) is applicable to a single event, no single event shall cause an adjustment under more than one clause of this Section 3(c) so as to result in duplication:

(i)
Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Company shall (i) declare and pay a dividend or make a distribution in Ordinary Shares to all holders of its outstanding Ordinary Shares, (ii) subdivide or reclassify the outstanding Ordinary Shares into a greater number of shares or (iii) combine or reclassify the outstanding Ordinary Shares into a smaller number of shares, the number of Ordinary Shares issuable upon Conversion at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder after such date shall be entitled to convert into the number of Ordinary Shares which such Holder would have owned or been entitled to receive in respect of the Ordinary Shares subject to this Note after such date had the outstanding Principal Amount or such portion thereof been converted immediately prior to such date. In such event, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Ordinary Shares issuable upon such Conversion before such adjustment and (2) the Conversion Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Ordinary Shares issuable upon Conversion determined pursuant to the immediately preceding sentence.

(ii)
Business Combinations.  In case of any Business Combination or reclassification of the Ordinary Shares (other than a reclassification of Ordinary Shares referred to in Section 3(c)(i)), the Holder’s right to receive Ordinary Shares upon Conversion shall be converted into the right to convert the outstanding Principal Amount or a portion thereof to acquire the number of shares or other securities or property which the Ordinary Shares issuable (at the time of such Business Combination or reclassification) upon Conversion immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to convert the outstanding Principal Amount or a portion thereof into any shares or other securities or property pursuant to this paragraph.  In determining the kind and amount of shares, securities or the property receivable upon Conversion following the consummation of such Business Combination, if the holders of Ordinary Shares have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make a similar election (including, without limitation, being subject to similar proration constraints) upon Conversion with respect to the number of shares or other securities or property which the Holder will receive upon Conversion.  “Business Combination” means a merger, consolidation, statutory share exchange, sale, transfer or exclusive license of all or substantially all of assets or shares or similar transaction that requires the approval of the Company’s shareholders or other transactions or series of transactions that otherwise result in a change in control of the Company.

(iii)
Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 3(c) shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Section 3(c) to the contrary notwithstanding, no adjustment in the Conversion Price or the number of Ordinary Shares into which the outstanding Principal Amount or a portion thereof is convertible shall be made if the amount of such adjustment would be less than US$0.01 or one-tenth (1/10th) of an Ordinary Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall in the aggregate be US$0.01 or 1/10th of an Ordinary Share, or more.

(iv)
Timing of Issuance of Additional Ordinary Shares Upon Certain Adjustments.  In any case in which the provisions of this Section 3(c) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of this Note converted after such record date and before the occurrence of such event the additional Ordinary Shares issuable upon such Conversion by reason of the adjustment required by such event over and above the Ordinary Shares issuable upon such Conversion before giving effect to such adjustment and (ii) paying to such Holder any amount of cash in lieu of a fractional Ordinary Share; provided, however, that the Company upon request shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(v)
Notice of Adjustment Event.  In the event that the Company shall propose to take any action of the type described in this Section 3(c) (but only if the action of the type described in this Section 3(c) would result in an adjustment in the Conversion Price or a change in the type of securities or property to be delivered upon Conversion), the Company shall give notice to the Holder, in the manner set forth in Section 9, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the kind or class of shares or other securities or property which shall be deliverable upon Conversion. In the case of any action which would require the fixing of a record date, such notice shall be given at least five Business Days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 Business Days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(vi)
Adjustment Rules.  Any adjustments pursuant to this Section 3(c) shall be made successively whenever an event referred to herein shall occur. If an adjustment in Conversion Price made hereunder would reduce the Conversion Price to an amount below the par value of the Ordinary Shares, then such adjustment in Conversion Price made hereunder shall reduce the Conversion Price to the par value of the Ordinary Shares.

(d)             Issuance of Shares; Authorization.  The Company shall enter the Holder in the Company’s Register of Members as the holder of the Ordinary Shares issued upon Conversion, and certificates for Ordinary Shares issued upon such Conversion will be issued in the name of the Holder, in each case, within a reasonable time, not to exceed five Business Days after the date on which this Note has been duly converted in accordance with the terms of this Note. The Company hereby represents and warrants that any Ordinary Share issuable upon Conversion in accordance with the provisions of Section 3 will be duly authorized and when issued upon Conversion in accordance with the terms of this Note, will be validly issued, fully paid and non-assessable.

(e)             Fractional Shares.  No fractional Ordinary Shares or scrip representing fractional Ordinary Shares shall be issued upon any Conversion.  In lieu of any fractional Ordinary Share to which the Holder would otherwise be entitled, the Holder shall be entitled to receive a cash payment therefor on the basis of the Conversion Price.

(f)              No Rights as Shareholders.  This Note does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the date of conversion hereof.

4.
Redemption at the Option of the Company.  (a)    At any time on or after March 18, 2012, this Note may be redeemed, in whole but not in part, at the option of the Company at a redemption price equal to 100% of the Principal Amount then outstanding, together with interest accrued but unpaid to the date of redemption.  The Company shall give the Holder written notice of such redemption not less than 30 calendar days prior to the date when the Company intends to effect such redemption.

(b)             Except as set forth in Section 4(a) above, prepayment of principal, together with accrued interest thereon, may not be made without the prior written consent of the Holder.

5.	Events of Default; Acceleration.

(a)          Event of Default.  For the purposes hereof, an Event of Default means:

(i)	a material default on any material debt instrument of the Company or any of its Subsidiaries;

(ii)
unless the Holder has waived in writing, the amount of the total current assets less the total liabilities of the Company, as calculated in accordance with GAAP, is less than 2.5 times the sum of the outstanding Principal Amount and accrued but unpaid interest as of the date of such event;

(iii)	default in the payment of any interest upon this Note when it becomes due and payable, and continuance of such default for a period of 30 calendar days;

(iv)	a material default on any of the covenants set forth in Article III of the Purchase Agreement, and continuance of such material default for a period of 30 calendar days;

(v)
commencement of any action or proceeding to make any assignment for the benefit of creditors, or any bankruptcy, liquidation, dissolution, termination of existence or other similar action, voluntarily or involuntarily, of any of the Company, KongZhong Information Technologies (Beijing) Co., Ltd. or KongZhong China Co., Ltd; or

(vi)
involvement of the Company or any of the members of its Board of Directors or executive officers in litigation or regulatory or governmental investigations, actions or proceedings, that the Investor reasonably expects, after consultation with the Company, will have a material and adverse effect on the Nokia brand.

(b)           Acceleration.  If an Event of Default occurs and is continuing, the Holder may declare the Principal Amount then outstanding and any accrued but unpaid interest due and payable by a notice in writing to the Company.  Upon receipt of such notice and if the Event of Default is continuing, the Company shall make such payment to the Holder within 30 Business Days.  The Holder may, at any time, rescind such notice and/or waive an Event of Default by sending written notice thereof to the Company.

6.	Transfer/Assignment.

(a) Neither this Note nor any rights hereunder are transferable, without the prior written consent of the Company.  Notwithstanding the foregoing, this Note may be transferred to the Permitted Transferee without the prior written consent of the Company in accordance with Section 4.5(b) of the Purchase Agreement.  In the event that this Note is transferred to the Permitted Transferee or to another transferee with the consent of the Company, a new note shall be made and delivered by the Company, of the same tenor and date as this Note but registered in the name of the such transferee, upon surrender of this Note, duly endorsed, to the office or agency of the Company described in Section 3.

(b) This Note and any rights hereunder, and any Ordinary Shares issued upon Conversion shall be subject to the applicable restrictions and other terms and conditions set forth in the Purchase Agreement.

(c)  If and for so long as required by the Purchase Agreement, this Note certificate shall contain a legend as set forth in Section 2.3(e) of the Purchase Agreement.

7.
Loss, Theft, Destruction or Mutilation of this Note.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new note of like tenor and representing the same Principal Amount as provided for in such lost, stolen, destroyed or mutilated Note.

8.
Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.  The Holder and the Company agree that all disputes arising in connection with this Note, or the breach, termination, interpretation or validity thereof, shall be finally settled by the HKIAC pursuant to UNCITRAL Rules with the Company, on the one hand, being entitled to designate one arbitrator, and with the Holder, on the other hand, being entitled to designate one arbitrator, while the third arbitrator will be selected by agreement between the two designated arbitrators or, failing such agreement within 10 calendar days of initial consultation between the two arbitrators, by the HKIAC pursuant to its arbitration rules.  If either the Holder or the Company fails to designate its arbitrator within 20 calendar days after the designation of the first of the three arbitrators, the HKIAC shall have the authority to designate any person whose interests are neutral to the Holder and the Company as the second of the three arbitrators.  The arbitration shall be conducted in English.  To the extent consistent with UNCITRAL rules, the Holder and the Company shall cooperate with the other in provision of information during any discovery process relating to arbitrations in connection with this Note.  The Holder and the Company hereto further agree that, to the extent consistent with UNCITRAL rules, the Holder and the Company shall be entitled to seek temporary and permanent injunctive relief from the arbitrators without the necessity of proving actual damages and without posting a bond or other security.  To the extent permitted by applicable law, the Holder and the Company hereby unconditionally waive trial by jury in any legal action or proceeding relating to this Note or the transactions contemplated hereby.  The Holder and the Company agree that notice may be served upon the other at the address and in the manner set forth in Section 9 hereof.

9.
Notices.  Any notice, request, instruction or other document to be given hereunder will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next day courier service.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Holder or the Company, as applicable, to receive such notice.

(A)     If to the Company, to:

KongZhong Corporation
35Th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing 100044
People’s Republic of China
Attention: Chief Financial Officer
Facsimile: (+86-10) 8857-5891

with a copy to (which copy alone shall not constitute notice):

Sullivan & Cromwell LLP
Suite 501, Tower 1, China World Trade Center
One Jian Guo Men Wai Avenue
Beijing 100004
People’s Republic of China
Attention: Robert Chu
Facsimile: (+86-10) 5923-5950

(B)      If to the Investor to:

Nokia Growth Partners II, L.P.
c/o N.G. Partners II L.L.C., its general partner
545 Middlefield Road, Suite 210
Menlo Park, CA 94025
United States of America
Attention: John Gardner
Facsimile: (+1-650) 462-7252

with a copy to (which copy alone shall not constitute notice):

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
1200 Seaport Blvd.
Redwood City, CA 94063
United States of America
Attention: Brian C. Patterson
Facsimile: (+1-650) 321-2800

10.
Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day; provided, if any Interest Payment Date would otherwise be a day which is not a Business Day, and such Interest Payment Date is delayed as a result thereof, no additional interest shall be payable on account of such delayed payment.

11.	Binding Effect. This Note shall be binding upon any successors or assigns of the Company.

12.	Amendments. This Note may be amended and the observance of any term of this Note may be waived only with the written consent of the Company and the Holder.

13.	Terms Defined in the Purchase Agreement. All capitalized terms used in this Note, but not otherwise defined herein, shall have the respective meanings indicated in the Purchase Agreement.

14.
Entire Agreement. This Note and Exhibit A attached hereto, and the Purchase Agreement (and the other documents referenced in Section 5.7 of the Purchase Agreement), constitute the entire agreement among the parties, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

EXHIBIT A

[FORM OF CONVERSION NOTICE]

If you want to convert this Note into Ordinary Shares of the Company, check the box:  ð

To convert only part of this Note, state the outstanding Principal Amount to be converted (which must be US$1,783,000 or above):

US$

Please fill in the form below:

(Insert the social security or tax ID no. of the person in whose name the Ordinary Shares should be issued)

(Print or type such person’s name, address and zip code and the address and other appropriate delivery information to which the Ordinary Shares should be delivered, if different)

Date:	By:
Name:
Title:

NOTICE: The name of the signatory must correspond with the name as written upon the face of this Note or its Permitted Transferee in every particular, without alteration or any change whatsoever.

ANNEX B: FORM OF WARRANT

THE WARRANT REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF MARCH 18, 2009, AMONG THE ISSUER OF THESE SECURITIES, THE SPONSOR AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

WARRANT

to purchase

Ordinary shares

of

KONGZHONG CORPORATION
an exempted limited liability company incorporated under the laws of the Cayman Islands

Issue Date:  March 18, 2009

1.     Definitions. Unless the context otherwise requires, when used herein, the following terms shall have the respective meanings indicated, and capitalized terms not otherwise defined herein shall have the respective meanings indicated in the Purchase Agreement.

“Business Combination” means a merger, consolidation, statutory share exchange, sale, transfer or exclusive license of all or substantially all of assets or shares or similar transaction that requires the approval of the Company’s shareholders or other transactions or series of transactions that otherwise result in a change in control of the Company.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the City of New York, New York, United States of America, or Beijing, People’s Republic of China generally are authorized or required by law or other governmental actions to close.

“Company” means KongZhong Corporation, an exempted limited liability company incorporated under the laws of the Cayman Islands.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means US$0.125 per Ordinary Share.

“Expiration Time” has the meaning set forth in Section 3.

 “HKIAC” has the meaning ascribed to it in the Purchase Agreement.

“Ordinary Shares” means the ordinary shares of the Company, par value US$0.0000005 per share.

“Permitted Transferee” has the meaning ascribed to it in the Purchase Agreement.

“Purchase Agreement” means the Note and Warrant Purchase Agreement, dated as of March 18, 2009, as amended from time to time, among the Company, Leilei Wang, as the Sponsor, and the Warrantholder, including all annexes thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Transaction Documents” has the meaning ascribed to it in the Purchase Agreement.

 “Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this Warrant, issued pursuant to the Purchase Agreement.

2.     Number of Shares; Exercise Price. This certifies that, for value received, Nokia Growth Partners II, L.P. or its Permitted Transferee, as the case may be as the holder of this Warrant (the “Warrantholder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company up to an aggregate of 80,000,000 Ordinary Shares, at a purchase price per Ordinary Share equal to the Exercise Price. The number of Ordinary Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Ordinary Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.     Exercise of Warrant; Term. To the extent permitted by applicable laws and regulations, the right to purchase the Ordinary Shares represented by this Warrant is exercisable , in whole but not in part by the Warrantholder, at any time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time, March 18, 2014 (the “Expiration Time”), by (A) the surrender of this Warrant and the delivery of the Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at 35th Floor, Tengda Plaza, No. 168 Xizhimenwai Street, Beijing 100044, People’s Republic of China (or such other office or agency of the Company as it may designate by notice in writing to the Warrantholder) and (B) payment of the Exercise Price for the Ordinary Shares thereby purchased at the election of the Warrantholder by wire transfer of immediately available funds to an account designated by the Company.

4.     Issuance of Shares; Authorization. The Company shall enter the Warrantholder in the Company’s Register of Members as the holder of the Ordinary Shares issued upon the exercise of this Warrant, and certificates for Ordinary Shares issued upon exercise of this Warrant will be issued in the name of the Warrantholder and delivered to the Warrantholder, in each case, as promptly as is reasonably practicable, not to exceed five Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Ordinary Shares issuable upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly authorized and when issued upon exercise of this Warrant against payment therefor in accordance with the terms of this Warrant, will be validly issued, fully paid and non-assessable.

5.     No Fractional Shares or Scrip. No fractional Ordinary Shares or scrip representing fractional Ordinary Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Ordinary Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment therefore on the basis of the Exercise Price.

6.     No Rights as Shareholders. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof.

7.     Transfer/Assignment.

(A)   Neither this Warrant nor any rights hereunder are transferable, without the prior written consent of the Company.  Notwithstanding the foregoing, this Warrant may be transferred to the Permitted Transferee without the prior written consent of the Company in accordance with Section 4.5(b) of the Purchase Agreement.  In the event that this Warrant is transferred to the Permitted Transferee or to another transferee with the consent of the Company, a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the such transferee, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3.

(B)   This Warrant and any rights hereunder, and any Ordinary Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions and other terms and conditions set forth in the Purchase Agreement.

(C)   If and for so long as required by the Purchase Agreement, this Warrant certificate shall contain a legend as set forth in Section 2.3(e) of the Purchase Agreement.

8.     Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new warrant of like tenor and representing the right to purchase the same aggregate number of Ordinary Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

9.     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

10.   Adjustments and Other Rights. The Exercise Price and the number of Ordinary Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 10 is applicable to a single event, no single event shall cause an adjustment under more than one subsection of this Section 10 so as to result in duplication:

(A)   Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Company shall (i) declare and pay a dividend or make a distribution in Ordinary Shares to all holders of its outstanding Ordinary Shares, (ii) subdivide or reclassify the outstanding Ordinary Shares into a greater number of shares or (iii) combine or reclassify the outstanding Ordinary Shares into a smaller number of shares, the number of Ordinary Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of Ordinary Shares which such holder would have owned or been entitled to receive in respect of the Ordinary Shares subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Ordinary Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Ordinary Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B)   Business Combinations.  In case of any Business Combination or reclassification of the Ordinary Shares (other than a reclassification of Ordinary Shares referred to in Section 10(A)), the Warrantholder’s right to receive Ordinary Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares or other securities or property which the Ordinary Shares issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares or other securities or property pursuant to this paragraph.  In determining the kind and amount of shares, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Ordinary Shares have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election (including, without limitation, being subject to similar proration constraints) upon exercise of this Warrant with respect to the number of shares or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

(C)   Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 10 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 10 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Ordinary Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than US$0.01 or one-tenth (1/10th) of an Ordinary Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall in the aggregate be US$0.01 or 1/10th of an Ordinary Share, or more.

(D)   Timing of Issuance of Additional Ordinary Shares Upon Certain Adjustments.  In any case in which the provisions of this Section 10 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional Ordinary Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Ordinary Shares issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional Ordinary Share; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(E)   Notice of Adjustment Event.  In the event that the Company shall propose to take any action of the type described in this Section 10 (but only if the action of the type described in this Section 10 would result in an adjustment in the Exercise Price or the number of Ordinary Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give prompt notice to the Warrantholder, in the manner set forth in Section 14, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least five Business Days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 Business Days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(F)   Adjustment Rules.  Any adjustments pursuant to this Section 10 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below the par value of the Ordinary Shares, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Ordinary Shares.

11.   Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof. The Warrantholder and the Company agree that all disputes arising in connection with this Warrant, or the breach, termination, interpretation or validity thereof, shall be finally settled by the HKIAC pursuant to UNCITRAL Rules with the Company, on the one hand, being entitled to designate one arbitrator, and with the Warrantholder, on the other hand, being entitled to designate one arbitrator, while the third arbitrator will be selected by agreement between the two designated arbitrators or, failing such agreement within 10 calendar days of initial consultation between the two arbitrators, by the HKIAC pursuant to its arbitration rules. If the Warrantholder or the Company fails to designate its arbitrator within 20 calendar days after the designation of the first of the three arbitrators, the HKIAC shall have the authority to designate any person whose interests are neutral to the Warrantholder and the Company as the second of the three arbitrators. The arbitration shall be conducted in English. To the extent consistent with UNCITRAL rules, the Warrantholder and the Company shall cooperate with the other in provision of information during any discovery process relating to arbitrations in connection with this Warrant. The Warrantholder and the Company further agree that, to the extent consistent with UNCITRAL rules, the Warrantholder and the Company shall be entitled to seek temporary and permanent injunctive relief from the arbitrators without the necessity of proving actual damages and without posting a bond or other security. To the extent permitted by applicable law, the Warrantholder and the Company hereby unconditionally waive trial by jury in any legal action or proceeding relating to this Warrant or the transactions contemplated hereby. The Warrantholder and the Company agree that notice may be served at the address and in the manner set forth in Section 14.

12.   Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

13.   Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

14.   Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(A)                       If to the Company, to:

KongZhong Corporation
35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing 100044
People’s Republic of China
Attention: Chief Financial Officer
Facsimile: (+86-10) 8857 5891

with a copy to (which copy alone shall not constitute notice):

Sullivan & Cromwell LLP
Suite 501, Tower 1, China World Trade Center
One Jian Guo Men Wai Avenue
Beijing 100004
People’s Republic of China
Attention: Robert Chu
Facsimile: (+86-10) 5923 5950

(B)                       If to the Investor to:

Nokia Growth Partners II, L.P.
c/o N.G. Partners II L.L.C., its general partner
545 Middlefield Road, Suite 210
Menlo Park, CA 94025
United States of America
Attention: John Gardner
Facsimile: (+1-650) 462-7252

with a copy to (which copy alone shall not constitute notice):

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
1200 Seaport Boulevard
Redwood City, CA 94063
United States of America
Attention: Brian C. Patterson
Facsimile: (+1-650) 321-2800

15.   Entire Agreement. This Warrant and the form attached hereto, and the Purchase Agreement (and the other documents referenced in Section 5.7 of the Purchase Agreement), constitute the entire agreement among the parties, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

[FORM OF NOTICE OF EXERCISE]

DATE:  _________

TO:  KongZhong Corporation

RE:  Election to Purchase Ordinary Shares

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of Ordinary Shares set forth below covered by such Warrant.  The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such Ordinary Shares.

Number of Ordinary Shares: ____________________

Aggregate Exercise Price: _____________________________________]

Holder:	____________________________________________
By:	____________________________________________
Name:	____________________________________________
Title:	____________________________________________

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: March __, 2009

KONGZHONG CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

[Signature page to warrant]

ANNEX C: FORM OF REGISTRATION RIGHTS AGREEMENT

Registration  Rights Agreement

Dated March 18, 2009

by and between

KongZhong Corporation

and

Nokia Growth Partners II, L.P.

TABLE OF CONTENTS

-i-

Registration  Rights Agreement, dated March 18, 2009, by and between KongZhong Corporation, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), and Nokia Growth Partners II, L.P., a Delaware limited partnership (the “Investor”).

Recitals:

WHEREAS:

A.          The Company and the Investor are parties to a Note and Warrant Purchase Agreement, dated as of March 18, 2009, pursuant to which the Company desires to issue and sell to the Investor (i) US$6,775,400 aggregate principal amount of the Company’s Convertible Senior Note Due 2014 (the “Note”) and (ii) a warrant to purchase 80,000,000 ordinary shares of the Company, par value US$0.0000005 per share (the “Ordinary Shares”) (such warrant, the “Warrant”), and the Investor desires to purchase from the Company the Note and the Warrant; and

B.           In connection with the consummation of the transactions contemplated by the Purchase Agreement, the parties hereto desire to enter into this Agreement in order to create certain registration rights for the Investor as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.     Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Business Combination” means a merger, consolidation, statutory share exchange, sale, transfer or exclusive license of all or substantially all of assets or shares or similar transaction that requires the approval of the Company’s shareholders or other transactions or series of transactions that otherwise result in a change in control of the Company.

“Commission” means the United States Securities and Exchange Commission or any successor agency.

“Company” has the meaning set forth in the Preamble.

“Effectiveness Period” means the period from and including the date as of which the Shelf Registration Statement becomes effective until the Note Shares, the Warrant Shares and any securities issued by the Company after the date hereof in respect of the Note Shares or the Warrant Shares by way of a share dividend or share split or in connection with a combination, subdivision or reclassification of the Ordinary Shares or a Business Combination have ceased to be Registrable Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any United States of America, People’s Republic of China and other national, state, provincial, local and other governmental or regulatory authority.

“HKIAC” has the meaning set forth in Section 9(e)(ii).

“Investor” has the meaning set forth in the Preamble.  References herein to the Investor shall apply to the Permitted Transferee or any other transferee as consented to by the Company pursuant to Section 8.

“Issue Date” means the date of original issuance of the Note and the Warrant.

“Note” has the meaning set forth in Recital A hereto.

“Note Shares” means the Ordinary Shares acquired by the Investor upon conversion of the Note.

“Ordinary Shares” has the meaning set forth in Recital A hereto.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Entity or other entity.

“Permitted Transferee” means Nokia Corporation.

“Piggyback Registration” has the meaning set forth in Section 4(a).

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all materials incorporated by reference in such prospectus or prospectuses.

“Purchase Agreement” means the Note and Warrant Purchase Agreement specified in Recital A hereto, as such agreement may be amended from time to time.

“Registrable Shares” means, at any time, (i) the Note Shares, (ii) the Warrant Shares and (iii) any securities issued by the Company after the date hereof in respect of the Note Shares or the Warrant Shares by way of a share dividend or share split or in connection with a combination, subdivision or reclassification of the Ordinary Shares or a Business Combination, but excluding (iv) any and all Note Shares and Warrant Shares and other securities referred to in clauses (i), (ii) and (iii) that at any time after the date hereof (a) have been sold pursuant to an effective Registration Statement or Rule 144 under the Securities Act, (b) have been sold in any other transaction such that a subsequent public distribution of such securities would not require registration under the Securities Act, (c) are eligible for sale pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale, (d) are not outstanding or (e) have been transferred in violation of Section 8 hereof or any provision of the Purchase Agreement.  It is acknowledged that, once a security of the kind described in any of clauses (i), (ii) and (iii) above becomes a security of the kind described in clause (iv) above, such security shall cease to be a Registrable Share for all purposes of this Agreement and the Company’s obligations regarding Registrable Shares hereunder shall cease to apply with respect to such security.

“Registration Expenses” has the meaning set forth in Section 5(a).

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Shares pursuant to this Agreement, including the Prospectus, and any pre-effective or post-effective amendments and supplements to such Registration Statement, all exhibits and all documents incorporated by reference in such Registration Statement.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Shelf Takedown” has the meaning set forth in Section 2(b).

“Suspension Period” has the meaning set forth in Section 3(f).

“Warrant” has the meaning set forth in Recital A hereto.

“Warrant Shares” means the Ordinary Shares acquired by the Investor upon exercise of the Warrant.

In addition to the above definitions, unless the context requires otherwise:

(i)        all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute) and to any section of any statute, rule or regulation include any successor to the section;

(ii)       whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation”;

(iii)      when a reference is made in this Agreement to “Recitals” or “Sections”, such reference shall be to a Recital or Section of this Agreement unless otherwise indicated;

(iv)      references to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise;

(v)       references to “Business Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the City of New York, New York, United States of America, or Beijing, People’s Republic of China generally are authorized or required by law or other governmental actions to close;

(vi)      all references to “US$” mean the lawful currency of the United States of America; and

(vii)     the table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 2.      F-3 Registration.

(a)       Initial Registration. Subject to the other provisions of this Agreement and the eligibility of the Company to use Form F-3, the Company shall use reasonable best efforts to prepare and file or cause to be prepared and filed with the Commission, as soon as practicable but in any event by the date that is 60 calendar days after the Issue Date, a Registration Statement on Form F-3 for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time of the Registrable Shares by the Investor (the “Shelf Registration Statement”).

(b)      Right to Effect Shelf Takedowns.  The Investor shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective and until the expiration of the Effectiveness Period, to sell such Registrable Shares as are then registered pursuant to such Shelf Registration Statement (each, a “Shelf Takedown”).  The Investor shall provide written notice to the Company of any plan to sell any Registrable Shares not less than 10 Business Days prior to the intended date of the first sale under such plan.  Such notice shall set forth the plan of sale for a period of 60 calendar days (or such other period upon which the Investor and the Company may mutually agree).  The Investor shall provide the Company with a new notice in accordance with the preceding two sentences prior to any sale of Registrable Shares after the expiration of the initial 60-day period (or such period upon which the Investor and the Company may mutually agree).  It is acknowledged that, notwithstanding any other provisions herein, such Shelf Takedowns are not expected to be underwritten.

Section 3.      Registration Procedures.  (a) In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

(i)
subject to the other provisions of this Agreement, use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date that is 120 calendar days after the Issue Date and to keep the Shelf Registration Statement continuously effective under the Securities Act until the expiration of the Effectiveness Period.  At the time the Shelf Registration Statement is declared effective, the Investor shall be named as a selling security holder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit the Investor to deliver such Prospectus to purchasers of Registrable Shares in accordance with applicable law;

(ii)
use reasonable best efforts to prepare and file with the Commission such amendments and supplements to such Shelf Registration Statementand the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Shelf Registration Statement effective until the expiration of the Effectiveness Period, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the Registrable Shares covered by such Shelf Registration Statement until the expiration of the Effectiveness Period in accordance with the intended methods of disposition set forth in such Shelf Registration Statement;

(iii)	use reasonable best efforts to obtain promptly the withdrawal or lifting of any order suspending the effectiveness of the Shelf Registration Statement;

(iv)
notify the Investor, as soon as reasonably practicable, at any time when a Prospectus would be required under the Securities Act to be delivered by a distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Investor, use reasonable best efforts to prepare, as soon as reasonably practicable, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(v)
notify the Investor, as soon as reasonably practicable, at any time of (A) any request by the Commission or any other Governmental Entity for amendments or supplements to a Registration Statement or Prospectus and (B) the issuance by the Commission or any other Governmental Entity of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Shares or the initiation of any proceedings for that purpose; and

(vi)
cooperate with the Investor with respect to the Registrable Shares being offered and, to the extent applicable, use reasonable best efforts to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend, except as required by applicable law) representing the Registrable Shares to be offered and resold pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investor may reasonably request.

(b)      The Company may require the Investor to furnish to the Company information regarding such Investor and each distributor of the Registrable Shares as to which any registration is being effected and the distribution of such Registrable Shares as the Company may from time to time reasonably request in connection with such registration.

(c)      The Investor agrees that, upon being advised in writing by the Company of the occurrence of an event pursuant to Sections 3(a)(iv) and 3(a)(v), the Investor will immediately discontinue (and direct any other Persons making offers and sales of the Registrable Shares to immediately discontinue) offers and sales of such Registrable Shares pursuant to any Registration Statement until the Investor is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 3(a)(iv), and, if so directed by the Company, the Investor will deliver to the Company all copies of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.  The Company will use reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as practicable.

(d)      It is acknowledged that any failure of the Company to file a Registration Statement or any amendment or supplement thereto or to cause any such document to become or remain effective until the expiration of the Effectiveness Period, due to reasons that are not reasonably within its control, or due to any refusal of the Commission to permit a Registration Statement or Prospectus to become or remain effective or to be used because of unresolved comments thereon from the Commission (or on any documents incorporated therein by reference) despite the Company’s good faith and reasonable best efforts to resolve those comments, shall not be a breach of this Agreement.

(e)      The Investor shall provide, at least five Business Days prior to the anticipated filing date of the Registration Statement, all requested information required to be provided by the Investor for inclusion therein.  If the Investor fails to provide such information at least five Business Days prior to the anticipated filing date, the Company shall have the right to defer the filing of the Registration Statement by such an amount of time as it takes to obtain and reflect in the Registration Statement all information that is necessary or advisable to be reflected in the Registration Statement and as would be necessary or advisable under the then-existing market conditions.  The Investor shall, as soon as reasonably practicable, notify the Company in the event that any information supplied by the Investor for inclusion in any Registration Statement or related Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and immediately discontinue (and direct any other Persons making offers and sales of the Registrable Shares to immediately discontinue) offers and sales of such Registrable Shares pursuant to such Registration Statement until the Investor is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 3(a)(iv), and, if so directed by the Company, the Investor shall deliver to the Company all copies of the Prospectus covering such Registrable Shares current at the time of such notice.

(f)      The Company may (i) delay the filing or effectiveness of a Registration Statement or (ii) prior to the pricing of any offering of Registrable Shares pursuant to a Registration Statement, delay such offering (and, if it so chooses, withdraw any Registration Statement that has been filed) if the Company determines in its sole discretion (x) that proceeding with such an offering would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the best interests of the Company or its shareholders or (y) that the registration or offering to be delayed would, if not delayed, materially and adversely affect the Company and its subsidiaries, taken as a whole, or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 3(f) is herein called a “Suspension Period”.  The Company shall provide prompt written notice to the Investor of the commencement and termination of any Suspension Period (and any withdrawal of a Registration Statement pursuant to this Section 3(f)), but shall not be obligated under this Agreement to disclose the reasons therefor.  The Investor shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Shares (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period.

Section 4.      Piggyback Registrations.

(a)      Right to Piggyback.

If the Company proposes to register any Ordinary Shares under the Securities Act (other than on a registration statement on Form S-8, F-8, S-4 or F-4) at any time prior to the expiration of the Effectiveness Period, whether for its own account or for the account of one or more holders of Ordinary Shares (other than the Investor), and the form of registration statement to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Company shall give written notice to the Investor of its intention to effect such a registration and, subject to Sections 4(b) and 4(c), shall include in such registration statement and in any offering of Ordinary Shares to be made pursuant to that registration statement such amount of Registrable Shares that the Company and the Investor have mutually agreed upon, with respect to which the Company has received a written request for inclusion therein from the Investor no more than five Business Days after the Company’s dispatch of its notice to the Investor or, in the case of a primary offering, such shorter time as is reasonably specified by the Company in light of the circumstances, provided that such amount of Registrable Shares shall account for not less than 20% of the total number of Ordinary Shares to be so registered.  The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof.

(b)      Priority on Primary Piggyback Registrations.  If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company that in their opinion the number of Ordinary Shares proposed to be included in such offering exceeds the number of Ordinary Shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Ordinary Shares proposed to be sold in such offering), the Company shall include in such registration and offering (i) first, the number of Ordinary Shares that the Company proposes to sell and (ii) second, to the extent the number of Ordinary Shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including (i)) exceeds the number of Ordinary Shares proposed under (i), the number of Ordinary Shares requested to be included therein by holders of Ordinary Shares, including the Investor (if the Investor has elected to include Registrable Shares in such Piggyback Registration), pro rata among all such holders on the basis of the number of Ordinary Shares requested to be included therein by all such holders or as such holders and the Company may otherwise agree, such that the sum of the Ordinary Shares proposed under (i) and the number of Ordinary Shares proposed under (ii) does not exceed the number of Ordinary Shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including (i)).

(c)      Priority on Secondary Piggyback Registrations.  If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of Ordinary Shares other than the Investor, and the managing underwriters advise the Company that in their opinion the number of Ordinary Shares proposed to be included in such registration exceeds the number of Ordinary Shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Ordinary Shares to be sold in such offering), the Company shall include in such registration the number of Ordinary Shares requested to be included therein by the holders of Ordinary Shares, including the Investor (if the Investor has elected to include Registrable Shares in such Piggyback Registration), pro rata among such holders on the basis of the number of Ordinary Shares requested to be included therein by such holders or as such holders and the Company may otherwise agree, such that the aggregate number of Ordinary Shares proposed to be included in the offering does not exceed the number of Ordinary Shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering.

(d)      Selection of Underwriters.  If any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the sole right and discretion to select the managing underwriter or underwriters to administer any such offering.

(e)      Basis of Participations.  The Investor may not sell Registrable Shares in any offering pursuant to a Piggyback Registration unless it (a) agrees to sell such Registrable Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any other holders involved in such Piggyback Registration and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.

Section 5.      Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities laws and printing expenses and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (such expenses, the “Registration Expenses”) (but not including any fees attributable to the sale of Registrable Shares), shall be borne by the Company. The Investor shall bear the cost of all underwriting discounts and commissions associated with any sale of Registrable Shares and shall pay all of its own costs and expenses, including all fees and expenses of any counsel (and any other advisers) representing the Investor, and any share transfer taxes and duties.

Section 6.      Indemnification.

(a)      The Company shall indemnify, to the fullest extent permitted by law, the Investor and each Person who controls the Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or allegedly untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished to the Company by the Investor for use therein.

(b)      In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or allegedly untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished to the Company by or on behalf of the Investor for use therein.

(c)      Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person.  Failure to so notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person except to the extent that the indemnifying Person is materially and adversely prejudiced thereby.  The indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent shall not be unreasonably withheld).  An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person, there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case such maximum number of counsel for all indemnified Persons shall be two rather than one.  If an indemnifying Person is entitled to, and elects to, assume the defense of a claim, the indemnified Person shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying Person shall not be obligated to reimburse the indemnified Person for the costs thereof.  The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification hereunder, unless such judgment or settlement imposes no ongoing obligations on any such indemnified Person and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification.  The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement.

(d)      The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the expiration of the Effectiveness Period but only with respect to offers and sales of Registrable Shares made before the expiration of the Effectiveness Period.

(e)      If the indemnification provided for in or pursuant to this Section 6 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person, on the one hand, and of the indemnified Person, on the other hand, in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations.  The relative fault of the indemnifying Person, on the one hand, and of the indemnified Person, on the other hand, shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In no event shall the liability of the indemnifying Person be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

Section 7.      Securities Act Restrictions. The Registrable Shares are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective Registration Statement or an available exemption from registration under the Securities Act. Accordingly, the Investor shall not, directly or through others, offer or sell any Registrable Shares except pursuant to a Registration Statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any Transfer of the Purchased Securities, Note Shares or Warrant Shares, the Investor shall notify the Company of such Transfer (it being understood that the notification of any sale of Note Shares and/or Warrant Shares pursuant to an effective registration statement shall be made in accordance with Section 2(b) of this Agreement). With respect to any such Transfer (other than pursuant to an effective registration statement), the Company may require the Investor to provide, prior to such Transfer, such evidence that the Transfer will comply with the Securities Act (including written representations and an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any Registrable Shares that are to be transferred in contravention of this Agreement. Any certificates representing the Registrable Shares may bear a legend (and the Company’s register of members may bear a notation) referencing the restrictions on transfer contained in this Agreement and the Purchase Agreement, until such time as such securities have ceased to be (or are to be transferred in a manner that results in their ceasing to be) Registrable Shares.

Section 8.      Assignment; Transfers of Rights. Neither this Agreement nor any rights hereunder are assignable or transferable, without the prior written consent of the Company; provided, however, if the Investor transfers the Purchased Securities to the Permitted Transferee in accordance with Section 4.5(b) of the Purchase Agreement, this Agreement may also be assigned to the Permitted Transferee without the prior written consent of the Company. Such Permitted Transferee shall, together with all other such transferees as consented to by the Company, also have the rights of the Investor under this Agreement, but only if such transferee signs and delivers to the Company a written acknowledgment (in form and substance satisfactory to the Company) that it has joined with the Investor as a party to this Agreement and has assumed the rights and obligations of the Investor hereunder with respect to the rights transferred to it by the Investor. Such permitted transfer shall be effective when (but only when) such transferee has signed and delivered the written acknowledgment to the Company. Upon any such effective transfer, such transferee shall automatically have the rights so transferred, and the Investor’s obligations under this Agreement, and the rights not so transferred, shall continue, provided that under no circumstances shall the Company be required to provide more than one Shelf Registration. Notwithstanding any other provision of this Agreement, no Person who acquires securities transferred in violation of this Agreement or the Purchase Agreement, or who acquires securities that are not or upon acquisition cease to be Registrable Shares, shall have any rights under this Agreement with respect to such securities, and such securities shall not have the benefits afforded hereunder to Registrable Shares.

Section 9.      Miscellaneous.

(a)      Future Registration Rights.  The Company agrees that it shall not grant any registration rights to any third party (i) unless such rights are expressly made subject to the rights of the Investor in a manner consistent with this Agreement or (ii) if such registration rights are senior to, or take priority over, the registration rights granted to the Investor under this Agreement.

(b)      Amendment.  No amendment of any provision of this Agreement will be effective unless made in writing and signed by a duly authorized officer or representative of each party.

(c)      Waiver of Conditions.  The conditions to each party’s duty to perform its obligations under this Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable laws.  No waiver will be effective unless it is in a writing signed by a duly authorized officer or representative of the waiving party that makes express reference to the provision or provisions subject to such waiver.

(d)      Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(e)      Governing Law; Submission to Jurisdiction, Etc.

(i)	This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

(ii)
Each of the parties hereto agrees all disputes arising among the parties in connection with this Agreement, or the breach, termination, interpretation or validity thereof, shall be finally settled by the Hong Kong International Arbitration Centre (the “HKIAC”) pursuant to UNCITRAL Rules with the Company, on the one hand, being entitled to designate one arbitrator, and with the Investor, on the other hand, being entitled to designate one arbitrator, while the third arbitrator will be selected by agreement between the two designated arbitrators or, failing such agreement, within 10 calendar days of initial consultation between the two arbitrators, by the HKIAC pursuant to its arbitration rules.  If any party fails to designate its arbitrator within 20 calendar days after the designation of the first of the three arbitrators, the HKIAC shall have the authority to designate any person whose interests are neutral to the parties as the second of the three arbitrators.  The arbitration shall be conducted in English.  To the extent consistent with UNCITRAL rules, each of the parties hereto shall cooperate with the others in provision of information during any discovery process relating to arbitrations in connection with the Transaction Documents.  The parties hereto further agree that, to the extent consistent with UNCITRAL rules, the parties shall be entitled to seek temporary and permanent injunctive relief from the arbitrators without the necessity of proving actual damages and without posting a bond or other security.

(iii)	Each of the parties hereto agrees that notice may be served upon such party at the address and in the manner set forth for such party in Section 9(f).

(iv)
To the extent permitted by applicable laws, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby.

(f)      Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next day courier service.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(A)     If to the Investor:

Nokia Growth Partners II, L.P.
c/o N.G. Partners II, L.L.C., its general partner
545 Middlefield Road, Suite 210
Menlo Park, CA 94025
United States of America
Attention:  John Gardner
Facsimile: (+1-650) 462-7252

with a copy to:

Gunderson Dettmer Stough
Villeneuve Franklin & Hachigian, LLP
1200 Seaport Boulevard
Redwood City, CA 94063
United States of America
Attention: Brian C. Patterson
Facsimile: (+1-650) 321-2800

(B)      If to the Company:

KongZhong Corporation
35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing 100044
People’s Republic of China
Attention: Chief Financial Officer
Facsimile: (+86-10) 8857-5891

with a copy to:

Sullivan & Cromwell LLP
Suite 501, Tower 1, China World Trade Center
One Jian Guo Men Wai Avenue
Beijing 100004
People’s Republic of China
Attention: Robert Chu
Facsimile: (+86-10) 5923-5950

(g)      Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(h)      Severability.  If any provision of this Agreement, or the application hereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(i)       No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor (and the Permitted Transferee or other transferee to which a transfer is made in accordance with this Agreement), any benefits, rights, or remedies (except as specified in Section 6 hereof).

*           *           *

In Witness Whereof, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

KONGZHONG CORPORATION

By:
Name: Leilei Wang
Title: CEO of the Company

NOKIA GROWTH PARTNERS II, L.P.

By: N.G. Partners II, L.L.C.

Name: John Gardner
Title: Managing Member

ANNEX D: FORM OF LEGAL OPINION OF COMPANY’S CAYMAN ISLANDS COUNSEL

Nokia Growth Partners II, L.P
c/o N.G. Partners II L.L.C., its general partner
545 Middlefield Road, Suite 210
Menlo Park, CA 94025
USA

__ March 2009

Dear Sirs

KongZhong Corporation

We have acted as counsel as to Cayman Islands law to KongZhong Corporation (the "Company") in connection with its issue to the Investor of (i) an adjustable rate convertible senior note due 2014 in the aggregate principal amount of US$6,775,400 (the “Note”) and (ii) a warrant (the “Warrant”) to purchase up to 80,000,000 ordinary shares of the Company, par value US$0.0000005 per share (“Ordinary Shares”).

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1
The Certificate of Incorporation and Memorandum and Articles of Association of the Company adopted by a special resolution passed on 11 June 2004 and further amended by special resolutions passed on 6 September 2005.

1.2
The written resolutions of the board of directors of the Company dated __ March 2009 (the "Resolutions") and the corporate records of the Company maintained at its registered office in the Cayman Islands.

1.3	A Certificate of Good Standing dated __ March 2009 issued by the Registrar of Companies in the Cayman Islands (the "Certificate of Good Standing").

1.4	A certificate from a director of the Company a copy of which is annexed hereto (the "Director's Certificate").

1.5	The Note and Warrant Purchase Agreement between the Investor, the Company and Leilei Wang dated __ March 2009 (the "Purchase Agreement").

1.6	The registration rights agreement between the Company and the Investor.

1.7	The Warrant included as an Annex to the Purchase Agreement.

1.8	The Note included as an Annex to the Purchase Agreement.

The document listed in paragraph 1.5 to 1.6 above are collectively referred to as the "Transaction Documents".

2	Assumptions

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion.  In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1
The Transaction Documents, the Note and the Warrant have been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.2
The Transaction Documents, the Note and the Warrant are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.3
The choice of the laws of the State of New York as the governing law of the Transaction Documents, the Note and the Warrant has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands).

2.4
The validity and binding effect under the laws of the State of New York of the submission by the parties (including the Company) in the Transaction Documents, the Note and the Warrant to arbitration in the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong") under the auspices of the Hong Kong International Arbitration Centre.

2.5
Copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.6	All signatures, initials and seals are genuine.

2.7
The power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Transaction Documents.

2.8	The Note and the Warrant will be issued in accordance with the provisions of the Purchase Agreement.

2.9
Payment obligations of the Company under the Transaction Documents are unsubordinated and undeferred as a contractual matter under the governing law of the Transaction Documents and the parties to the Transaction Documents do not subsequently agree to subordinate or defer their claims.

2.10	All conditions precedent contained in the Purchase Agreement have been satisfied or duly waived and there has been no breach of the Purchase Agreement at the date of this opinion.

2.11	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for the Note or the Warrant.

2.12
There is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of Hong Kong or the State of New York.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2
The Company has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under the Transaction Documents, the Note and the Warrant including the issue of the Note and the Warrant pursuant to the Purchase Agreement.

3.3
The execution and delivery of the Transaction Documents and the issue of the Note and the Warrant by the Company and the performance of its obligations thereunder do not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Company or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force.

3.4
The execution, delivery and performance of the Transaction Documents have been authorised by and on behalf of the Company and, assuming the Transaction Documents have been executed and unconditionally delivered by any Director of the Company, the Transaction Documents have been duly executed and delivered on behalf of the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

3.5
The Note and the Warrant have been duly authorised by the Company and when the Note and the Warrant are signed in facsimile or manually by a Director on behalf of the Company and delivered against due payment therefor will be duly executed, issued and delivered and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

3.6
Based upon review of the Memorandum and Articles of Association, the authorized share capital of the Company consists of 1,000,000,000,000 Ordinary Shares with a par value of US$0.0000005 each of which 1,443,156,120 shares are issued and outstanding.  The issued and outstanding Ordinary Shares have been duly authorized and are validly issued as fully paid and non-assessable (meaning that no further sums are payable to the Company on such shares), and are not subject to any pre-emptive rights under Cayman Islands law or the Memorandum and Articles of Association. The Ordinary Shares have the rights, preferences, privileges and restrictions set forth in the Memorandum and Articles of Association.

3.7
When Ordinary Shares are issued upon exercise of the Warrant (the "Warrant Shares") in accordance with the terms of the Warrant and the Purchase Agreement against payment in full of the consideration therefor set forth in the Warrant and the Purchase Agreement and entered as fully paid in the register of members (shareholders), the Warrant Shares will be legally issued and allotted, as fully paid and non-assessable, and upon entry in the register of members (shareholders), the Warrantholder (as defined in the Warrant) will be the holder of such Warrant Shares as is set out against its name in such register.

3.8
When Ordinary Shares are issued upon conversion of the Note (the "Conversion Shares") in accordance with the terms of the Note and the Purchase Agreement and entered as fully paid in the register of members (shareholders), the Conversion Shares will be legally issued and allotted, as fully paid and non-assessable, and upon entry in the register of members (shareholders), the Holder (as defined in the Note) will be the holder of such Conversion Shares as is set out against its name in such register.

3.9
No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the execution, creation or delivery of the Transaction Documents by the Company;

(b)	subject to the payment of stamp duty, the enforcement of the Transaction Documents, the Note and the Warrant against the Company;

(c)	the execution, issue or delivery of the Note and the Warrant;

(d)	the performance by the Company of its obligations under the Note, the Warrant and the Transaction Documents;

(e)	the payment of the principal and interest and any other amounts under the Note;

(f)	the creation, allotment or issue of the Conversion Shares upon the conversion of the Note; and

(g)	the creation, allotment or issue of the Warrant Shares upon the exercise of the Warrant.

3.10
No taxes, fees or charges (other than stamp duty or any applicable court fees) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery of the Transaction Documents, the Note or the Warrant;

(b)	the enforcement of the Transaction Documents, the Note or the Warrant;

(c)	payments made under, or pursuant to, the Transaction Documents, the Note or the Warrant;

(d)	the issue, transfer or redemption of the Note;

(e)	the creation, allotment or issue of the Conversion Shares upon the conversion of the Note; or

(f)	the creation, allotment or issue of the Warrant Shares upon the exercise of the Warrant.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.11	The courts of the Cayman Islands will observe and give effect to the choice of the laws of the State of New York law as the governing law of the Transaction Documents, the Note and the Warrant.

3.12
The unsecured obligations of the Company under the Transaction Documents, the Note and Warrant rank and will rank at least pari passu with all its other present and future unsecured obligations (other than those preferred by law).

3.13
Based solely on our search of the Register of Writs and Other Originating Process (the "Court Register") maintained by the Clerk of the Court of the Grand Court of the Cayman Islands [from the date of incorporation of the Company to__ March 2009 (the "Litigation Search"), the Court Register disclosed no writ, originating summons, originating motion, petition or third party notice ("Originating Process") pending before the Grand Court of the Cayman Islands in which the Company is a defendant or respondent.

3.14
Although there is no statutory enforcement in the Cayman Islands of judgments obtained in Hong Kong or the State of New York, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

3.15
The courts of the Cayman Islands will recognise and enforce arbitral awards made pursuant to an arbitration agreement in a jurisdiction which is a party to the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the "New York Convention").  Hong Kong and the Cayman Islands are parties to the New York Convention with the result that an arbitral award made in Hong Kong pursuant to the Transaction Documents, the Note or the Warrant will be recognised and enforced in the Cayman Islands unless the party against whom enforcement is sought can establish one of the defences set out in section 7 of the Foreign Arbitral Awards Enforcement Law (1997 Revision) of the Cayman Islands.

3.16
It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents, the Note or the Warrant that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

3.17
Neither the Investor nor any other holder of the Note or the Warrant will be treated as resident, domiciled or carrying on or transacting business in the Cayman Islands solely by reason of the negotiation, preparation or execution of the Transaction Documents or the issue of the Note or the Warrant, or the holding of the Conversion Shares or the Warrant Shares.

3.18
Neither the Investor nor any other holder of the Note or the Warrant will be required to be licenced, qualified, or otherwise entitled to carry on business in the Cayman Islands in order to enforce their respective rights under the Transaction Documents, the Note or the Warrant, or as a consequence of the execution, delivery and performance of the Transaction Documents or the issue of the Note or the Warrant, or the holding of the Conversion Shares or the Warrant Shares.

3.19	There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1
The term "enforceable" as used above means that the obligations assumed by the Company under the Transaction Documents, the Note and the Warrant are of a type which the courts of the Cayman Islands will enforce.  It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms.  In particular:

(a)
enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)
enforcement may be limited by general principles of equity.  For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under the statutes of limitation or may be or become subject to defenses of set off, counterclaim, estoppel and similar defenses;

(d)
where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)
the Cayman Islands court has jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment.  If the Company becomes insolvent and is made subject to a liquidation proceeding, the Cayman Islands court will require all debts to be proved in a common currency, which is likely to be the "functional currency" of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

(f)	arrangements that may be regarded as penalties will not be enforceable;

(g)
the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Transaction Documents in matters where they determine that such proceedings may be tried in a more appropriate forum; and

(h)
a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power, and there exists doubt as to enforceability of any provision in the Transaction Documents, the Note or the Warrant whereby the Company covenants not to exercise powers specifically given to its shareholders by the Companies Law (2007 Revision) of the Cayman Islands, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association, or present a petition to a Cayman Islands court for an order to wind up the Company.

4.2	Cayman Islands stamp duty may be payable if the original Transaction Documents, the original Note or the original Warrant are brought to or executed in the Cayman Islands.

4.3	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

4.4	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands.

4.5
A certificate, determination, calculation or designation of any party to the Transaction Documents, the Note or the Warrant as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.6
The Litigation Search of the Court Register would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court Rules or best practice of the Clerk of the Courts' office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all) or an Originating Process not otherwise filed or disclosed.

4.7
In principle a Cayman Islands court will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice.  Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.8
Preferred creditors under Cayman Islands law will rank ahead of unsecured creditors of the Company.  Furthermore, all costs, charges and expenses properly incurred in the voluntary winding up of a company, including the remuneration of the liquidators, are payable out of the assets of the company in priority to all other unsecured claims.

4.9
We reserve our opinion as to the extent to which a Cayman Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

4.10	We make no comment with regard to the references to foreign statutes in the Transaction Documents, the Note or the Warrant.

4.11
Under the Companies Law (2007 Revision) of the Cayman Islands, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Law (2007 Revision) directs or authorises to be inserted therein.  A third party interest in the shares in question would not appear.  An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

We express no view as to the commercial terms of the Transaction Documents, the Note or the Warrant or whether such terms represent the intentions of the parties and make no comment with respect to any representations which may be made by the Company.

This opinion is addressed to and is for the benefit solely of the addressees and may not be relied upon by, or disclosed to, any other person without our prior written consent.

Yours faithfully

Maples and Calder